Exhibit 99.1

Amprius Technologies Reports First Quarter 2026 Financial Results and Recent Business Highlights
•Q1 2026 revenue up over 2.5x year-over-year to $28.5 million
•Net loss of $5.0 million represents 46% improvement year-over-year
•Increasing 2026 revenue outlook to at least $130.0 million, reiterating targets for net loss below $8.0 million, and positive non-GAAP Adjusted EBITDA of at least $4.0 million
FREMONT, Calif. — May 7, 2026 – Amprius Technologies, Inc. ("Amprius" or the "Company") (NYSE: AMPX), a leader in silicon anode lithium-ion batteries, today announced financial results for the first quarter ended March 31, 2026, and discussed recent business developments.
Revenue for the first quarter of 2026 was $28.5 million, up 2.5x from $11.3 million in the first quarter of 2025. Net loss was $5.0 million, compared to a net loss of $9.4 million in the first quarter of 2025. Net loss per share was $0.04, compared to a net loss per share of $0.08 in the first quarter of 2025.
Q1 2026 Financial Highlights
•Record revenue of $28.5 million, up 13% sequentially and 2.5x year-over-year (YoY)
•Delivered GAAP gross margin of 20%, with gross profit improving 343% YoY. Gross margin would have been 22% excluding expenses in Colorado of $0.5 million that will not recur.
•Net loss of $5.0 million, a $4.3 million improvement YoY
•Non-GAAP Adjusted EBITDA of ($1.8) million, a $3.4 million improvement YoY
“We entered 2026 with momentum, and our team delivered. Q1 revenue grew 13% sequentially, which we believe reflects both the depth of our relationships with existing drone customers and our ability to win in new end markets,” said Amprius’ CEO Tom Stepien. “We believe the $21.0 million purchase order we recently announced from a light electric vehicle customer underscores the expanding commercial reach of our silicon anode batteries. This combination of execution, repeat business, and new program wins provides a foundation for continued growth, as reflected in our increased revenue guidance.”

Reconciliations of GAAP net loss to non-GAAP Adjusted EBITDA are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Quarterly Financial Comparison
$ in millions

Metric	Q1 2026	Q1 2025	Delta	Improvement
Revenue	28.5	11.3	17.3	153%
Gross Profit (Loss)	5.7	(2.4)	8.1	343%
% Margin	20%	(21%)
GAAP Net (Loss)	(5.0)	(9.4)	4.3	46%
% Margin	(18%)	(83%)
Adjusted EBITDA	(1.8)	(5.2)	3.4	66%
% Margin	(6%)	(46%)

Business Highlights
•Longstanding U.S. defense customers awarded approximately $500 million in new orders across multiple branches of the U.S. military, boosting Amprius’ visibility into future purchase orders for cells
•Added $3.3 million to Amprius' existing contract with the Defense Innovation Unit (DIU), an arm of the U.S. Department of War, bringing the total DIU-Amprius contract for National Defense Appropriations Act (NDAA) compliant advanced drone batteries to $18.1 million
•Amprius was named one of America’s Top GreenTech Companies for 2026 by Time magazine, recognizing the company’s innovation, environmental impact and financial strength

•Announced a $21.0 million purchase order for SiCore cylindrical cells from a new premier electric mobility customer in China for light electric vehicles, including scooters, three-wheelers and motorcycles
•Deepened our contract manufacturing strategy by adding Nanotech Energy as a U.S. production partner for high-performance silicon battery cells, reinforcing Amprius’ manufacturing-light model
Updated 2026 Financial Outlook

Amprius updates its 2026 full year outlook as follows:
•Total revenue is now expected to be at least $130 million, raised from at least $125 million
•Representing additional demand from Q1 and potential additional demand, particularly from U.S. customers in 2026

Reiterating targets:
•Net loss is expected to be less than $8.0 million
•Net loss per share is expected to be under $0.06
•Adjusted EBITDA is expected to be at least $4.0 million
•Capital expenditure is expected to be under $10.0 million

The Company's 2026 outlook assumes depreciation and amortization of $4.7 million, stock-based compensation expense of $8.3 million, interest income of $1.0 million, and weighted average shares outstanding of 136.9 million for the full year.
Amprius’ CFO Ricardo C. Rodriguez added: “Last year, Amprius presented early evidence of the potential strength of our business model, with the revenue base steadily increasing and margins improving. In 2026, our team is energized to continue delivering a meaningful step function in growth and profitability with an increasingly efficient capital structure and scale-enabling costs.”
Amprius may recognize additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2026, including those related to capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Forward-Looking Statements below.
Amprius has not provided a reconciliation of the 2026 outlook for non-GAAP Adjusted EBITDA in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K due to the uncertainty regarding, and the potential variability of, reconciling items such as, the amount and timing of potential non-recurring items. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures.
Conference Call and Webcast Notification
A conference call with Amprius management to discuss first quarter 2026 results and recent business developments will be held on Thursday, May 7, 2026, at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Amprius’ financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.
Shareholders and other interested parties may call 866-424-3442 (domestic) or +1 201-689-8548 (international) and reference conference ID “13759971” to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast here and hosted at the Investor Relations section of Amprius’ website, ir.amprius.com.
Amprius uses the Investor Relations section of its website to disclose material information for the purposes of the Securities and Exchange Commission's (SEC) Regulation Fair Disclosure. Shareholders and other interested parties are encouraged to monitor this website in addition to Amprius' other public announcements and SEC filings as information posted on that page could be deemed to be material information.
Following the live event, an archived version of the webcast will be available on Amprius’ website for convenient on-demand replay. A copy of this press release is posted in the Investor Relations section on Amprius’ website.
About Amprius Technologies, Inc.

Amprius Technologies, Inc. is a leader in advanced lithium-ion battery technology, delivering high-energy and high-power silicon-anode batteries with up to twice the energy density, range, and flight time of conventional graphite-based cells. Headquartered in Fremont, California, Amprius operates an R&D lab and pilot manufacturing facility for silicon anodes and cells. To support scalable production, the Company employs a contract manufacturing strategy, enabling rapid capacity expansion with minimal capital investment. Committed to driving innovation in energy storage, Amprius powers next-generation applications in aerospace, defense, and mobility. For additional information, please visit amprius.com and the Company’s LinkedIn page.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Amprius’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the ability of Amprius to serve more customers, bring in additional revenue and expand applications, the strategic benefits of Amprius’ Fremont, California pilot line to its business, the ability of Amprius to further expand this pilot line and the benefits of such expansion to Amprius, the benefits of the existing governmental award and recent governmental policies to Amprius’ business, the capacity of Amprius’ contract manufacturing partners with respect to Amprius’ batteries, Amprius’ ability to meet customers demand with contract manufacturing capacities, the development and size of the addressable markets for Amprius’ batteries and the benefits of the expansion of such addressable markets, the potential application and performance of Amprius’ batteries, the ability of Amprius to secure additional contract manufacturers that can offer greater geographic diversification and operating flexibility, Amprius’ liquidity position, capital strategy, strategic business plans, and Amprius’ financial and business performance. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including market demands for Amprius’ batteries; the ability of Amprius to deliver high performance products to customers at acceptable prices and meet their demands via the contract manufacturing arrangements; third-party producers of Amprius batteries continuing to produce such batteries in the expected quantities and caliber and at the expected prices; Amprius’ customers continuing to purchase batteries from Amprius; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; Amprius’ liquidity position and its ability to raise additional capital; the possibility that Amprius may be adversely affected by economic, business or competitive factors, including supply chain interruptions, further cost inflation and developments in alternative technologies, and may not be able to manage other risks and uncertainties; the effect of macroeconomic factors, such as increased tariffs and related retaliatory actions, trade barriers, economic downturns and other business interruptions affecting the global economy and capital markets, on Amprius’ business; changes in governmental policies impacting Amprius’ customers and addressable markets; and changes in other domestic and foreign business, market, financial, political and legal conditions. More information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or Amprius’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.

Non-GAAP Financial Measures
To supplement our financial results presented on a basis in conformity with generally accepted accounting principles in the United States (“GAAP”), we use the non-GAAP measure: Adjusted EBITDA, which excludes from our GAAP net loss, interest, taxes, depreciation and amortization, as well as other significant expenses including stock-based compensation that we believe are helpful in understanding our past financial performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of ongoing operating results or that may be infrequent and/or unusual in nature. We exclude the operating costs for our former facility in Colorado, as these costs were recurring in the past but with the termination of the lease in January 2026, they are no longer indicative of our ongoing operational results. We also adjust for the effect of stock-based compensation expenses noting that such expenses will recur in future periods. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance internally excluding stock-based compensation expenses.
Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies. In this press release, we provided a reconciliation of non-GAAP Adjusted EBITDA to GAAP net loss, the most directly comparable GAAP financial measure.
Investors
Tom Colton, Greg Bradbury
Gateway Group, Inc.
949-574-3860
IR@amprius.com

Media
Zach Kadletz, Brenlyn Motlagh
Gateway Group, Inc.
949-574-3860
Amprius@Gateway-grp.com

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and par value data)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$62,352	$90,465
Accounts receivable, net	35,261	23,737
Inventories	8,246	6,735
Prepaid expenses and other current assets	8,095	5,500
Total current assets	113,954	126,437
Non-current assets:
Property, plant and equipment, net	10,746	9,680
Operating lease right-of-use assets, net	6,022	19,518
Other assets	62	1,256
Total assets	$130,784	$156,891
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,882	$6,700
Accrued and other current liabilities	3,170	3,666
Deferred grant	2,738	2,738
Deferred revenue	18	100
Operating lease liabilities	1,173	4,665
Total current liabilities	15,981	17,869
Non-current liabilities:
Operating lease liabilities	5,389	35,207
Total liabilities	21,370	53,076
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; 950,000,000 shares authorized; 139,284,061 and 134,536,592 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	13	13
Additional paid-in capital	332,795	322,156
Accumulated other comprehensive income	10	4
Accumulated deficit	(223,404)	(218,358)
Total stockholders’ equity	109,414	103,815
Total liabilities and stockholders’ equity	$130,784	$156,891

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
Revenue	$28,536	$11,284
Cost of revenue	22,796	13,645
Gross profit (loss)	5,740	(2,361)
Gross margin	20%	(21)%
Operating expenses:
Research and development	3,799	2,003
Selling, general and administrative	8,628	5,307
Total operating expenses	12,427	7,310
Loss from operations	(6,687)	(9,671)
Other income, net	1,641	300
Net loss	$(5,046)	$(9,371)
Weighted-average common shares outstanding:
Basic and diluted	136,947,076	117,969,812
Net loss per share of common stock:
Basic and diluted	$(0.04)	$(0.08)

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,046)	$(9,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,058	1,822
Depreciation and amortization	761	943
Loss on termination of lease	166	—
Write-down of property, plant and equipment	77	—
Non-cash operating lease expense	619	1,286
Gain on disposal of property, plant and equipment	(355)	—
Other non-cash items	(22)	275
Changes in operating assets and liabilities:
Accounts receivable, net	(11,489)	(5,092)
Inventories	(1,511)	2,571
Prepaid expenses and other current assets	(2,621)	(1,653)
Other assets	13	10
Accounts payable	1,649	(1,697)
Accrued and other current liabilities	(898)	(2,512)
Deferred revenue	(82)	140
Operating lease liabilities	(20,594)	(848)
Net cash used in operating activities	(37,275)	(14,126)
Cash flows from investing activities:
Purchase of property, plant and equipment	(980)	(913)
Proceeds from the disposal of property, plant and equipment	355	—
Net cash used in investing activities	(625)	(913)
Cash flows from financing activities:
Proceeds from issuance of common stock in connection with the At Market Issuance Sales Agreement, net	—	8,457
Proceeds from exercise of warrants	1,895	—
Proceeds from exercise of stock options	6,686	48
Net cash provided by financing activities	8,581	8,505
Net decrease in cash, cash equivalents and restricted cash equivalents	(29,319)	(6,534)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents	6	(4)
Cash, cash equivalents and restricted cash equivalents, beginning of period	91,921	56,411
Cash, cash equivalents and restricted cash equivalents, end of period	$62,608	$49,873

Reconciliation of cash, cash equivalents and restricted cash equivalents shown on the condensed consolidated balance sheets:
Cash and cash equivalents	$62,352	$48,417
Restricted cash equivalents included in prepaid expenses and other current assets	200	200
Restricted cash equivalents included in other assets	56	1,256
Total cash, cash equivalents and restricted cash equivalents	$62,608	$49,873

AMPRIUS TECHNOLOGIES, INC.
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three months ended March 31,		Outlook
	2026	2025	FY 2026
Net loss	$(5,046)	$(9,371)	$(8,000)
Depreciation and amortization	761	943	4,700
Stock-based compensation	2,058	1,822	8,300
Gain on sale of equipment, net	(278)	—	—
Brighton, Colorado lease termination and operating costs	1,216	1,752	—
Interest and foreign exchange	(486)	(300)	(1,000)
Adjusted EBITDA	$(1,775)	$(5,154)	$4,000

We define Non-GAAP adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating results.